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                                                                   EXHIBIT 12

INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS EXCEPT RATIO DATA)

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
                                                                                          Nine Months Ended
                                                   Year Ended May 31,                     February 28 or 29
                                             ----------------------------------------     -----------------
                                              1991    1992    1993    1994       1995      1995       1996
                                             ------  ------  ------  --------   ------    ------     ------
Pre-tax earnings from continuing operations  $2,177  $3,489  $1,480  $(17,231)  $ (718)   $ (958)    $2,273
Interest expense                                513     871   2,163     2,563    2,272     1,755      1,512
                                             ------  ------  ------  --------   ------    ------     ------
  Earnings                                   $2,690  $4,360  $3,643  $(14,668)  $1,554    $  797     $3,785
                                             ------  ------  ------  --------   ------    ------     ------

Interest expense                                513     871   2,163     2,563    2,272     1,755      1,512
                                             ------  ------  ------  --------   ------    ------     ------
  Fixed charges                                $513    $871  $2,163  $  2,563   $2,272    $1,755     $1,512
                                             ------  ------  ------  --------   ------    ------     ------
                                             ------  ------  ------  --------   ------    ------     ------
Ratio of earnings to fixed charges             5.24    5.01    1.68     (5.72)    0.68      0.45       2.50
                                             ------  ------  ------  --------   ------    ------     ------
                                             ------  ------  ------  --------   ------    ------     ------


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